SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2016

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements with Michael R. Long and Louis A. Hoch

On September 8, 2016, we entered into amendments to our employment agreements with Michael R. Long, our Chairman of the Board of Directors and Louis A. Hoch, our President, Chief Executive and Chief Operating Officer and Vice Chairman of the Board of Directors.

In the event of termination of employment as a result of death of the executive, the amount of deferred compensation owed to the executive was amended to comprise an amount equal to 2.95 times of the executive’s base salary. The deferred compensation does not include amounts paid or accrued to executive for bonuses or bonus compensation, benefits or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. No deferred compensation will be due as long as we and/or an insurance company continues to pay executive’s base salary, minus any monthly base salary already paid to the executive prior to his death pursuant to the executive’s disability, to the executive’s estate for a period of up to 36 months. If these continuing payments cease before 36 months, we will have to pay the executive’s estate the deferred compensation minus any base salary payments within 30 days of the cessation. Further, all stock options issued to the executive and all restricted stock granted to executive shall continue on its vesting schedule.

In the event of termination of employment as a result of disability of the executive, the amount of deferred compensation owed to the executive was amended to comprise an amount equal to 36 monthly base salary payments to be made monthly on a continuing basis for up to 36 months, with the first payment due within 30 days after the event. For the avoidance of doubt, the deferred compensation does not include amounts paid or accrued to executive for bonuses or bonus compensation, benefits or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. Further, all stock options issued to the executive and all restricted stock granted to executive shall continue on their vesting schedule.

The foregoing description of the amendments to the respective employment agreements is qualified in its entirety by reference to the full text of the amendments to the employment agreements, which are filed herewith as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1 Sixth Amendment to Employment Agreement with Michael R. Long, dated September 8, 2016.

10.2 Sixth Amendment to Employment Agreement with Louis A. Hoch, dated September 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: September 14, 2016

	By:	/s/ Louis A. Hoch
	Name:	Louis A. Hoch
	Title:	Chief Executive Officer and President